MEMORANDUM OF UNDERSTANDING

This memorandum of understanding (“MOU”) is entered into as of March 22, 2011, by and among the parties (by and through their respective undersigned counsel) regarding the putative class actions in the District Court, City and County of Jefferson, Colorado (the “State Court Action”) captioned Cohen et.al. v. Grusin, et.al., Case No. 2010CV3624, and in The United States District Court for the District of Colorado, captioned Doyle v. Lowrie, et. al., Civil Action No. 11-CV-0037-DME (the “Federal Court Action”). The Federal Court Action and the State Court Action are collectively referred to as the “Actions.” The plaintiffs in the Actions are individually and collectively referred to as “Plaintiffs.” The defendants in the Actions are individually and collectively referred to as “Defendants.” Counsel to all the Plaintiffs in the Actions are referred to as “Plaintiffs’ Counsel.” Counsel for all the Defendants are referred to as “Defendants’ Counsel.” This MOU is intended to be and is a binding agreement among the parties regarding the Actions. This MOU outlines the general terms of the Settlement that are to be embodied, together with such other consistent terms as may be agreed by the parties, in a Stipulation of Settlement to be submitted in the State Court Action for consideration and approval.ý

WHEREAS, on or about November 9, 2010, Family Dog LLC, FD Acquisition Co., Troy Lowrie and Micheal Ocello (collectively the “Purchaser”) entered in an Agreement and Plan of Merger, dated November 9, 2010 (as amended, the “Merger Agreement”), in which the Purchaser would acquire all of the outstanding stock of VCG Holding Corp. (“VCG”) through a merger of VCG with and into FD Acquisition Co. (the “Merger,” and, together with any transactions associated therewith, the “Proposed Transaction”);

WHEREAS, as further described in the Merger Agreement, if the Proposed Transaction is completed, VCG stockholders will receive, in exchange for each share of VCG common stock, a cash payment in the amount of $2.25 per share (the “Merger Consideration”);

THE STATE COURT ACTION

WHEREAS, on July 30, 2010, the State Court Action was filed;

WHEREAS, on October 19, 2010, The Honorable Jack W. Berryhill issued an Order to Show Cause Re: Failure to Prosecute in the State Court Action. Plaintiffs timely filed a response to the Order to Show Cause on November 19, 2010. Defendants filed a reply to Plaintiffs’ response to Order to Show Cause on November 23, 2010. Plaintiffs filed a reply to Defendants’ response to Order to Show Cause on November 29, 2010;

WHEREAS, on December 21, 2010, the Court discharged the Order to Show Cause and directed Plaintiffs to file a memorandum of law addressing potential conflict issues on or before January 15, 2011;

WHEREAS, on January 15, 2011, Plaintiffs filed a memorandum of law in response to the Court’s December 19, 2010 Order to address potential conflict issues, and motion to file a Second Amended Complaint;

WHEREAS, on January 24, 2011, the Court accepted Plaintiffs’ Second Amended Complaint;

WHEREAS, on January 28, 2010, Defendants filed a motion to stay the State Court Action. Plaintiffs filed their opposition to motion to stay on February 14, 2011, and Defendants filed their reply to Plaintiffs’ opposition on February 24, 2011. On March 18, 2011, the State Court denied the motion to stay;

WHEREAS, on February 11, 2011, Plaintiffs filed a motion for expedited discovery in the State Court Action. Defendants filed their opposition to motion for expedited discovery on March 1, 2011, and Plaintiffs filed their reply to Defendants’ opposition on March 14, 2011. On March 18, 2011, the State Court denied the motion for expedited discovery;

THE FEDERAL COURT ACTION

WHEREAS, on January 6, 2011, the Federal Court Action was filed;

WHEREAS, on January 28, 2011, the Defendant VCG filed an Answer;

WHEREAS, on February 8, 2011, the Court issued an Order Re: Scheduling/Planning Conference for March 23, 2011;

WHEREAS, on March 9, 2011, the Plaintiffs filed a motion to reschedule the March 23, 2011 Scheduling/Planning Conference. The Court granted the motion to reschedule and reset the Scheduling/Planning Conference to occur on April 19, 2011;

SETTLEMENT NEGOTIATIONS

WHEREAS, during the period from February 2011 through March 16, 2011, Plaintiffs’ Counsel and Defendants’ Counsel engaged in ongoing arm’s-length negotiations concerning the potential settlement of the Actions and, on March 16, 2011, reached an agreement in principle to settle the Actions on the terms set forth herein (the “Settlement”);

WHEREAS, on March 16 through March 21, 2011, continued arm’s-length negotiations between Plaintiffs’ Counsel and Defendants’ Counsel took place concerning the terms of the MOU;

WHEREAS, Defendants recognize that Plaintiffs’ Counsel are experienced in litigating these types of class actions;

WHEREAS, pursuant to this Settlement, certain changes are to be made to the Merger Agreement as contained in Amendment No. 1, reproduced in Appendix A hereto (the “Amendment”);

WHEREAS, Plaintiffs’ Counsel have concluded that the terms contained in this MOU are fair, reasonable and adequate to VCG’s public stockholders and members of the proposed Settlement Class (as defined below), and the parties believe that it is reasonable to pursue the Settlement of the Actions based on the procedures and terms outlined herein and the benefits and protections offered hereby, and the parties wish to document their agreement in this MOU;

WHEREAS, all Defendants have vigorously denied, and continue to vigorously deny, that they have committed or aided and abetted any violation of law of any kind or engaged in any of the wrongful acts alleged in the Actions, and expressly maintain that they have diligently and scrupulously complied with any and all fiduciary and other legal duties, and are entering into this MOU solely to eliminate the burden and expense of further litigation;

WHEREAS, Plaintiffs contend that they brought their claims in good faith and continue to believe that their claims have legal merit, but believe that the terms contained in this MOU satisfy their concerns with respect to the Proposed Transaction and that their efforts in prosecuting the Actions have resulted in significant benefit for VCG’s stockholders which, under the circumstances of this case, is fair, reasonable and adequate;

WHEREAS, all parties recognize the time and expense that would be incurred by further litigation of the Actions and the uncertainties inherent in such litigation; and

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the State Court, by and among the parties hereto, as follows: ý

ý1. As a result of negotiations with Plaintiffs, Defendants have made an amendment to the Merger Agreement as shown in the Amendment reproduced in Appendix A annexed hereto.

ý2. Plaintiffs and Defendants agree that except as expresslyý provided herein, the Actions and all proceedings therein shall be stayed or administratively closed pending submission of the proposed Settlement to the State Court for its consideration. Counsel shall enter into such documentation as the parties may agree to be required or advisable to effectuate the terms of this MOU.ý Plaintiffs will not oppose any motion in the Actions requesting that Defendants’ time to answer or otherwise respond to the Actions is extended indefinitely, and set aside any default either court may enter for failure to answer in either of the Actions.

ýý3. Plaintiffs and Defendants shall act in good faith and make their bestý efforts to cooperate fully and effectuate the Settlement reflected in this MOU. Plaintiffs and Defendants shall use good faith best efforts to agree upon and execute an appropriate stipulation of settlement consistent herewith on customary terms acceptable to all parties (the “Stipulation”) and such other documentation as may be required in order to obtain Final Court Approval (as defined below) of the Settlement and the dismissal of the Actions upon the terms set forth herein (collectively, the “Settlement Documents”).ý

ý4. The Stipulation shall, among other things, provide:ý

ý (a) that Defendants have vigorously denied, and continue to vigorously deny, any wrongdoing or liability with respect to the claims asserted in the Actions, including that they have committedý or aided and abetted any violation of law or engaged in any of the wrongful acts alleged in the Actions, and maintain that they complied with all of their fiduciary and other legal duties;ý

(b) that Plaintiffs’ entry into the Settlement is not an admission as to the lack of merit of any Released Claims (as defined below).

ý (c) that all proceedings in the State Court Action, except for those proceedings related to the Settlement, shall be stayed until the resolution of all such Settlement-related proceedings in the State Court Action, and that the Parties shall move forthwith to administratively close the Federal Court Action, with such action to be reopened only if the State Court does not certify the proposed Settlement Class and approve the parties’ Settlement Agreement;ý

ý (d) for certification of a mandatory class (with no right to opt out) pursuant to Rule 23 of the Colorado Rules of Civil Procedure of all record and beneficial VCG stockholders from December 9, 2008 (the date of allegations first alleged in the Actions) throughý the Effective Time (as defined in the Merger Agreement), or in the event the Merger is not consummated for any reason, the public announcement of the termination of the Merger Agreement, including any and all of such record and beneficial stockholders’ respective legal representatives, heirs, successors, successors in interest, predecessors, predecessors in interest, trustees, executors, administrators, assigns and transferees, and any person or entity acting for or on behalf of, or claim under such foregoing stockholders, immediate, and remote, resident and nonresident in Colorado (the “Settlement Class”); provided however, that Defendants, or any person or entity over whom or which any Defendant exercises sole or exclusive control, shall be excluded from the Settlement Class;ý

ý (e) that subject to the performance, satisfaction, or waiver of the terms andý conditions set forth herein, for entry of an order and judgment dismissing the Actions with prejudice and on the merits and without costs to any party, except as expressly provided herein and in the Stipulation;ý

ý (f) for the full, final and complete release, compromise, discharge, extinguishment, dismissal with prejudice and settlement of any and all known and unknown claims, rights, demands, suits, matters, issues, actions or causes of action, liabilities, damages, losses, obligation and judgments of any kind or nature whatsoever, whether known or unknown (including Unknown Claims (as defined below)), contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, including for any damages, injunctive relief,ý or any other remedy against any of the Defendants in the Actions (including all current, future and former directors and officers of VCG and/or past, present or future officers, directors, managers, members, or partners of Purchaser, whether named as Defendants or not), and any of their respective present, future or former affiliates, parents, subsidiaries (including the past, present or future directors and officers of such affiliates, parents, and subsidiaries), general partners, limited partners, partnerships, and their respective officers, directors, managers, members, stockholders, partners, managing directors, employees, agents, attorneys, advisors,ý insurers, accountants, auditors, trustees, financial advisors, lenders, investment bankers,ý parties who provided fairness opinions, associates, representatives, heirs, executors, personal representatives, estates, administrators,ý successors and assigns (all, collectively, the “Released Persons”) and that have been, could have been, or in the future might be asserted by Plaintiffs or or by or on behalf of any member of the proposed Settlement Class in any forum, including class, derivative, individual, representative, legal, equitable or any other capacity, or any other claims, whether state, federal, or foreign, common law, statutory, or regulatory, including, without limitation, claims under the federal or state securities laws, arising out of, related to, or concerning (i) the acts, allegations, facts, matters, events, transactions, occurrences, statements, conduct, representations, misrepresentations and omissions relating to or arising out of the subject matter contained and alleged in the Action, including any allegations regarding fiduciary or disclosure obligations of any of the Defendants, (ii) the Proposed Transaction and Merger Agreement, any agreements, and disclosures relating to the Proposed Transaction, and any compensation or other payments made to any of the Defendants in connection with the Merger, (iii) any preliminary proxy or definitive proxy (or any other document filed by any of the Defendants) filed with the Securities and Exchange Commission, and any amendments or supplements thereto or any other disclosures relating to the Proposed Transaction, (iv) the negotiations leading up to the Proposed Transactions and the Merger Agreement; (v) that the Merger Consideration is not adequate or fair; and (vi) any matter that could have been asserted in any of the Actions regarding the Merger or any disclosure or alleged failure to disclose material facts to stockholders in connection with the Proposed Transaction or the Merger, or any alleged aiding and abetting of any of the foregoing (all, collectively, the “Released Claims”), provided, however, that the claims to be released shall not include the right of any Settlement Class member or any of Defendants to enforce the terms of the Settlement, nor shall the claims to be released include the right of any VCG stockholder to seek appraisal of their VCG shares in accordance with, and subject to, applicable Colorado law and the Notice of Appraisal; ý

ý (g) that the Released Claims shall extend to claims thatý all members of the Settlement Class do not know or suspect to exist at the time of the release relating in any way to the Proposed Transaction or the Merger Agreement, which, if known, might have affected the decision to enter into the release or to object or not to object to the Settlement (“Unknown Claims”). Members of the Settlement Class shall be deemed to waive, and shall waive and relinquish to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of Unknown Claims; further, with respect to any and all of the Released Claims, including any and all Unknown Claims, that (I) Plaintiffs and members of the Settlement Class shall be deemed to waive,ý and shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides as follows:ý

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS

WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT

TO EXIST IN HIS OR HER FAVOR AT THE TIME OF

EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR

HER MUST HAVE MATERIALLY AFFECTED HIS OR HER

SETTLEMENT WITH THE DEBTOR;ý

(II) Plaintiffs and members of the Settlement Class also shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542; and (III) Plaintiffs, oný behalf of the Settlement Class acknowledge that members of the Settlement Class may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is the intention of Plaintiffs on their own behalf and on behalf of the Settlement Class to fully, finally, and forever settle and release with prejudice any and all Released Claims, including any and all Unknown Claims,ý hereby known or unknown, suspected, or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. Plaintiffs acknowledge, and the members of the Settlement Class shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part;ý
ý (h) that Defendants are entering into the Stipulation solely because they contend and believe that the proposed Settlement would eliminate the burden, risk, and expense of further litigation, and not due to any infirmity in their defenses to the claims asserted by Plaintiffs;ý

ý (i) that the parties agree to use their best efforts to prevent, stay, or seeký dismissal of or oppose entry of any interim or final relief in favor of any member of the Settlement Class in any other litigation in any other court or tribunal against any of the Released Persons that challenges the Settlement, the Proposed Transaction, or the Merger Agreement, or otherwise involves without limitation any of the Released Claims, except proceedings on behalf of any VCG stockholder to seek appraisal of their VCG shares in accordance with applicable Colorado law and the Notice of Appraisal,ý which proceedings shall not be affected in any manner by the Settlement; ý

ýý (j) that Defendants shall have the right to withdraw from the Settlement in the event that: (i) any court or other authority enjoins or otherwise precludes the Merger or the transactions contemplated by the Merger Agreement; (ii) the Proposed Transaction, including the Merger or any of the transactions contemplated by the Merger Agreement, are not consummated for any reason on or before the date which is nine months from the date of the Merger Agreement; or (iii) any claim related to the subject matter of the Actions, the Merger Agreement, the transactions contemplated by the Merger Agreement, including the Merger or the Released Claims is commenced or prosecuted against any of the Defendants in any court before Final Approval of the Settlement, and the parties are unsuccessful in enforcing paragraph 4(k), provided, that in the event that any such claim is commenced or prosecuted, the parties shall cooperate in good faith and use best efforts to secure the dismissal with prejudice (or a stay in contemplation of dismissal with prejudice, following Final Approval of the Settlement);

ý (k) that subject to the Order of the State Court Action, pending final determination of ýwhether the Settlement provided for in the Stipulation should be approved, that Plaintiffs and all members of the Settlement Class or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement, prosecution, or instigation of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against any Released Person; and

(l) that the terms of the Stipulation, including entry of final judgment with prejudice, the release of all claims, and the payment of any award of agreed upon attorneys’ fees and expenses pursuant to this Settlement (as set forth below), are expressly conditioned upon the Merger becoming effective under Colorado law on or before the date which is nine months from the date of the Merger Agreement;

(m) a provision that failure of any court to approve any requested award of attorneys’ fees and/or expenses in whole or in part shall have no effect on the Settlement set forth in this Stipulation;

(n) a provision that the parties shall seek dismissal with prejudice of the Federal Court Action, with each side to bear its own fees and costs, within seven (7) business days of the date on which the order in the State Court Action approving the Settlement becomes final and is no longer subject to appeal, whether by exhaustion of any possible appeal, lapse of time or otherwise (excluding any appeal solely involving the amount or reasonableness of any application for attorneys’ fees and/or expenses by Plaintiffs);

(o) a provision that the Released Persons release Plaintiff and Plaintiffs’ counsel from all claims arising out of the commencement, prosecution, settlement or resolution of the Released Claims; provided, however, that the Released Persons shall retain the right to enforce the terms of the Stipulation, the Settlement and the Memorandum of Understanding, ý

5. The parties to the Actions will submit the Settlement in the State Court Action for hearing and approval as soon as reasonably practicable following dissemination of appropriate notice to class members, and will use their individual and collective best efforts to obtain Final Court Approval of the Settlement and the dismissal of the Actions with prejudice as to all claims asserted or which could have been asserted against the Defendants in the Actions and without costs to any party, except as expressly provided herein. The parties shall agree to a form of notice to submit for Court approval. They shall agree to the type of notice that imposes the least costs while still complying with constitutional Due Process and any other legal requirements. Defendants agree to pay all costs and expenses related to providing such notice as approved by the State Court. Defendants shall disseminate and administer such notice. As used herein, “Final Court Approval” of the Settlement means the State Court has entered an order approving the Settlement in accordance with the Stipulation, and such order is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for re-argument, appeal or review, by leave, certiorari, or otherwise, has expired.ýý ýý

ý6. The consummation of the Settlement is subject to: (a) the drafting, execution, andý filing of the Settlement Documents in a form mutually acceptable to the parties; (b) Final Court Approval of the Settlement, certification of the Settlement Class, and dismissal of the Actions with prejudice; and (c) completion of the confirmatory discovery described in Paragraph 7. This MOU shall be null and void and of no force and effect (except that the provisions of Appendix A shall remain in force and effect regardless) in the event that any of the foregoing conditions are not met. In such an event, the parties shall be deemed to be in the position they were in prior to the execution of this MOU, and this MOU and the statements made therein shall not be deemed to prejudice in any way the positions of the parties with respect to the Actions, or to constitute an admission of fact or wrongdoing by any party or entitle any party to recover any costs or expenses incurred in connection with the implementation of this MOU or the settlement.

7. Defendants will provide to Plaintiffs’ counsel in the Actions confirmatory discovery as follows: the banker book the Special Committee considered before it approved the Merger Agreement, any minutes of that meeting, and any other documents the Special Committee or the Board actually reviewed in connection with approval of the deal; provided that, if any of the foregoing materials are subject to a claim of privilege, the Parties agree that disclosure for purposes of this confirmatory discovery does not waive or in any manner compromise any applicable privilege, and the privileged materials are being provided under the protections afforded by Federal Rule of Evidence 408 and Colorado Rule of Evidence 408.

8. Plaintiffs shall apply for an award of attorneys fees and expenses of up to $67,500.00, which Defendants will not oppose. VCG or its successor(s) shall pay any such fees and expenses awarded by the Court up to $67,500.00 to an account jointly administered by The Shuman Law Firm on behalf of the State Court Action and Brower Piven, A Professional Corporation on behalf of the Federal Court Action. The Stipulation shall provide that any the Court-approved payment of attorneys’ fees and expenses shall be made within ten (10) business days after the Court’s entry of an Order granting the fee and expense award, notwithstanding the existence of any objections to the Settlement or to the fees and expenses awarded, the potential for appeal from any such objections, or a collateral attack on the Settlement or any part thereof. In the event that such Order is reversed or modified, Plaintiffs’ Counsel shall refund to the payor within ten (10) business days the advanced amount, plus interest accrued or accumulated thereon, in an amount consistent with such reversal or modification.

9. Plaintiffs represent that they are members of the Settlement Class. Plaintiffsý and Plaintiffs’ Counsel represent and warrant that none of Plaintiffs’ claims referred to in this MOU or that could have been alleged in the Actions have been assigned, encumbered, or in any manner transferred in whole or in part.ý

ý10. The provisions contained in this MOU shall not be deemed a presumption,ý concession, or admission by any Defendant of any fault, liability, or wrongdoing as to any facts or claims that have been or might be alleged in the Actions, or in any other action or proceeding,ý for any purpose other than as provided expressly herein.ý

ý11. Each party severally acknowledges that no promise, inducement, or agreement notý expressed herein has been made to it or him or her, that this MOU contains the entire agreement between or among the parties concerning the matters described in this MOU, and, except as expressly provided herein, with regard to Defendant’s affiliates who are entitled to enforce this MOU, that there are no third-party beneficiaries to this MOU.ý

ý12. This MOU may be executed in counterparts by any of the signatories hereto,ý including by fax or telecopier, or by email attachment in pdf format, and as so executed shall constitute one agreement.ý

ý13. This MOU and the Settlement contemplated by it shall be governed by andý construed in accordance with the laws of the State of Colorado without regard to conflict of laws principles. Any action arising out of or relating to this MOU shall be brought exclusively in the courts of the State of Colorado.ý

ý14. This MOU constitutes the entire agreement among the parties with regard to the subject matter hereof, supersedes all written or oral communications or understandings that may have existed prior to the execution of this MOU and may be modified or amended only by a writing signed by all of the signatories hereto.ý

15. Each of the attorneys executing this MOU has been duly empowered andý authorized by his/her respective client(s) to do so, and that their signatures below have full force and effect as a binding obligation on behalf of their respective clientsý, dated March 22, 2011.ý

      /s/ Gregory M. Nespole

Gregory Mark Nespole Matthew M. Guiney

WOLF HALDENSTEIN ADLER

FREEMAN & HERZ LLP

270 Madison Avenue

New York, NY 10016

Telephone: (212) 545-4600

Facsimile: (212) 545-4653

Attorneys for Plaintiffs Gene Harris, William Steppacher, Jr. in the State Court Action

      /s/ Seth D. Rigrodsky

Seth D. Rigrodsky

RIGRODSKY & LONG, P.A.

919 North Market Street, Suite 980

Wilmington, DE 19801

Telephone: (302) 295-5310

Attorneys for Plaintiff David Cohen in the State Court Action

GLANCY BINKOW &

GOLDBERG, LLP

1801 Avenue of the Stars, Suite 301

Los Angeles, CA 90067

Telephone: (310) 201-9150

Facsimile: (310) 201-9160

Attorneys for Plaintiff David Cohen in the State Court Action

      /s/ Joseph E. Levi

Joseph E. Levi

Eric M. Andersen

LEVI & KORSINSKY, LLP

30 Broad Street, 15th Fl.

New York, NY 10004

Telephone: (212) 363-7500

Attorney for Plaintiff Dean R. Jakubczak in the State Court Action

      /s/ Marc L. Ackerman

Marc L. Ackerman

BRODSKY & SMITH, LLC

Marc L. Ackerman

Two Bala Plaza, Suite 602

Bala Cynwyd, PA 19004

Telephone: (610) 667.6200

Facsimile: (610) 667.9029

Attorneys for Plaintiff Timothy Cunningham in the State Court Action

      /s/ David A.P. Brower

David A.P. Brower

BROWER PIVEN

A Professional Corporation

488 Madison Avenue, Eighth Floor

New York, New York 10036

Telephone: (212) 501-9000

Facsimile: (212) 501-0300

Attorneys for Plaintiff Andrew Doyle in the Federal Court Action

      /s/ Daniel D. Williams

Daniel D. Williams

FAEGRE & BENSON LLP

1900 Ninth Street, Suite 200

Boulder, CO 80302

Telephone: (303) 447-7700

Facsimile: (303) 447-7800

Attorney for Defendants Carolyn Romero, George Sawicki, Kenton

Sieckman, and David Levine

      /s/ John V. McDermott

John V. McDermott

BROWNSTEIN HYATT FARBER

SCHRECK, LLP

410 Seventeenth Street, Suite 2200

Denver, CO 80202-4432

Telephone: (303) 223-1100

Facsimile: (303) 223-1111

Attorney for Defendants VCG Holding

Corporation, Robert McGraw, Jr. and Martin A. Grusin

      /s/ Lee Reichert

Lee Reichert

LATHROP & GAGE LLP

950 Seventeenth Street, Suite 2400

Denver, CO 80202

Telephone: (720) 931-3110

Facsimile: (303) 931-3201

Attorney for Defendants Lowrie Investment Management, Inc., Lowrie Management, LLLP, Family
Dog, LLC, FD Acquisition Co., Troy H. Lowrie, and Micheal Ocello

APPENDIX A

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”) to the Agreement and Plan of Merger dated as of November 9, 2010 (the “Agreement), is made on this 17th day of March, 2011, by and among Family Dog, LLC, a Colorado limited liability company (“Parent”), FD Acquisition Co., a Colorado corporation, a wholly owned subsidiary of Parent (“Purchaser”), Troy Lowrie, an individual (“Lowrie”), Micheal Ocello, an individual (“Ocello,” and, together with Lowrie, the “Executives”), and VCG Holding Corp., a Colorado corporation (the “Company”). All capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Agreement.

WHEREAS, the parties hereto desire to amend the Agreement pursuant to Section 8.04 of the Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Termination Fee.  The last sentence of Section 8.03(b) of the Agreement shall be deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, in the event the Company Termination Fee becomes payable by the Company in connection with a termination under Section 8.01(f) in order to enter into a definitive agreement with respect to an Acquisition Proposal with any party set forth on Section 8.03(b) of the Company Disclosure Letter, then the Company Termination Fee shall be reduced to $100,000.”

2. Effectiveness.  Section 1 of this Amendment shall become effective only upon the execution by all parties of that certain memorandum of understanding among the parties in and to the actions in the Colorado District Court, Jefferson County captioned Cohen v. Grusin, et.al., Case No. 2010CV3624 and in the United States District Court for the District of Colorado, captioned Doyle v. Lowrie, et. al., C.A. No. 11-CV-0037, whereby, among other things, the parties to such actions will settle all claims set forth therein.

3. No Other Amendments.  Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

4. Counterparts.  This Amendment may be executed in one or more separate counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterpart signatures transmitted by facsimile or by electronic transmission (i.e., by e-mail) shall be acceptable for this Amendment.

[SIGNATURE PAGE(S) FOLLOW]

IN WITNESS WHEREOF, Parent, Purchaser, the Executives and the Company have duly executed this Amendment as of the date first above written.

/s/  Troy Lowrie
Troy Lowrie, individually
/s/  Micheal Ocello
Micheal Ocello, individually
FAMILY DOG, LLC

By:	/s/ Troy Lowrie

Name:     Troy Lowrie

Title:	CEO

FD ACQUISITION CO.

By:	/s/ Troy Lowrie

Name:     Troy Lowrie

Title:	CEO

VCG HOLDING CORP.

By:	/s/ George Sawicki

Name:     George Sawicki

Title:	Director, Chair, Special Committee